Exhibit 10.16

MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of the date reflected on the associated Award Notice among First Data Holdings Inc., a Delaware corporation (the “Company”), New Omaha Holdings L.P., a Delaware limited partnership (“Parent”), and the undersigned person (the “Management Stockholder”) (the Company, Parent and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 1, 2007 by and among Parent, Omaha Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and First Data Corporation, as the same may be amended (the “Merger Agreement”), and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub merged on September 24, 2007 with and into First Data Corporation (the “Merger”), with First Data Corporation surviving as a wholly owned subsidiary of the Company;

WHEREAS, in connection with the Merger, KKR 2006 Fund L.P. and its affiliated investment funds and certain other co-investors (collectively, the “Investors”) contributed certain funds to Parent in exchange for limited partnership units of Parent;

WHEREAS, in connection with the Merger, the Management Stockholder has been selected (i) to receive options to purchase shares of Common Stock (together with any other options the Management Stockholder may otherwise be granted in the future, the “Options”) pursuant to the terms set forth below and the terms of the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates (the “Option Plan”) and the Stock Option Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (together with any other option agreements entered into by the Management Stockholder and the Company in the future, the “Stock Option Agreements”) and/or (ii) receive Restricted Stock pursuant to the terms set forth below (“Restricted Stock”), the terms of the “Option Plan” and the Restricted Stock Agreement dated as of the date hereof, entered into by and between the Company and the Management Stockholder (together with any other Restricted Stock agreements entered into by the Management Stockholder and the Company in the future, the “Restricted Stock Agreements”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which concurrently with the execution hereof or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.              New Options and Restricted Stock.

(a)                                 Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the date hereof the Company is granting to the Management Stockholder Options to acquire such number of shares of Common Stock, and at such exercise prices, as set forth in such Management Stockholder’s Stock Option Agreement which the Parties shall execute and deliver to each other copies of concurrently with the issuance of such Options.

(b)                                 Subject to the terms and conditions hereinafter set forth and as set forth in the Restricted Stock Agreement, as of the date hereof the Company is granting to the Management Stockholder Restricted Stock as set forth in such Management Stockholder’s Restricted Stock Agreement which the Parties shall execute and deliver to each other copies of concurrently with the grant of such Restricted Stock.

2.              Management Stockholder’s Representations, Warranties and Agreements.

(a)                                 The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Restricted Stock or, at the time of exercise, Common Stock issuable upon exercise of Options (“Option Stock”; together with all Restricted Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, whether pursuant to the exercise of Options or otherwise, the “Stock”), except as provided in this Section 2(a) below and Section 3 hereof.  If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he or she will not transfer any shares of the Stock unless:

(i)                                     the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)                                  (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act; provided that such opinion of counsel or other advice shall not be required if such transfer is pursuant to a Proposed Sale, as defined in the Sale Participation Agreement and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction; provided that such opinion of counsel or other advice shall not be required if such transfer is pursuant to a Proposed Sale.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein), and no opinion or advice of counsel or other advisor is required in connection therewith: (1) a transfer made pursuant to Section 3, 4, 5, 6 or 9 hereof, (2) a transfer (x) upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the Closing Date in compliance with the federal securities laws to a Management Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 7(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(b) below, (4) a transfer of Stock made by the Management Stockholder to Other Management Stockholders; provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement (in addition to the provisions set forth in an Other Management Stockholders Agreement to which such Other Management Stockholders are a party), and (5) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b)                                 The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR

OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT BETWEEN FIRST DATA HOLDINGS INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND NEW OMAHA HOLDINGS, L.P., IN EACH CASE DATED AS OF [DATE, 20      ] (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(c)                                  The Management Stockholder acknowledges that he has been advised that (i) the shares of Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d)                                 If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions reasonably requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on any Management Stockholder vis-à-vis any other stockholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)                                  The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after the effective date of such registration statement, unless otherwise agreed to in writing by the Company, provided, however, in no event shall the period during which the Management Stockholders shall be restricted from selling under this paragraph (e) be longer than the period imposed upon the Sponsors.

(f)                                   The Management Stockholder represents and warrants that (i) with respect to the Restricted Stock and Options, the Management Stockholder has received and reviewed the available information relating to such Restricted Stock and Options, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Restricted Stock underlying the Options and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Management Stockholder has relied solely on such information.

(g)                                  The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his or her investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the Stock, (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Stock as contemplated by this Agreement.

3.              Transferability of Stock.

(a)                                 The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the fifth anniversary of the Closing Date; provided, however, the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (i) transfers permitted by Section 5 or 6; (ii) transfers permitted by clauses (2), (3), (4) and (5) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights of such Management Stockholder under Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 7(b)); (v) transfers permitted by the Board or (vi) transfers to Parent or its designee (any such exception, a “Permitted Transfer”); provided, further, that following the consummation of a Qualified Public Offering, if the Selling Entities (as defined in the Sale Participation Agreement) transfer, directly or indirectly, for cash or any other consideration any shares of Common Stock owned by any such Selling Entity (other than pursuant to the Registration Rights Agreement), the Management Stockholder shall be entitled to transfer (without giving effect to any restrictions included herein) a number of shares of Common Stock that the Management Stockholder would have been able to transfer in such sale pursuant to Section 2 of the Sale Participation Agreement had it occurred prior to a Qualified Public Offering but treating all unexercisable Options, to the extent such Options would have become exercisable as a result of the consummation of the sale, as exercisable.  In addition, during the period commencing on the fifth anniversary of the Closing Date through the earlier of a Change of Control or consummation of a Qualified Public Offering, the Management Stockholder may only transfer shares of Stock in compliance with Section 4 or pursuant to the Sale Participation Agreement.

(b)                                 No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(c)                                  Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Investors of such transfer or commitment to transfer.  Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4.              Right of First Refusal.

(a)                                 If, at any time after the fifth anniversary of the Closing Date and prior to the earlier to occur of a Change of Control or consummation of a Qualified Public Offering, the Management Stockholder proposes to transfer any or all of the Management Stockholder’s Stock to a third party (any such third party, the “ROFR Transferee”) (other than any transfer pursuant to clauses (1), (2), (3), (4) or (5) of Section 2(a), to the extent made to a third party), the Management Stockholder shall notify the Company in writing of the Management Stockholder’s intention to transfer such Stock (such written notice, a “ROFR Notice”).  The ROFR Notice shall include a true and correct description of the number of shares of Stock to be transferred and the material terms of such proposed transfer and a copy of any proposed documentation to be entered into with any ROFR Transferee in respect of such transfer and shall contain an irrevocable offer to sell such Stock to the Company or its designees (as provided below) (in the manner set forth below) at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and on substantially the same terms and conditions as the proposed transfer.  At any time within twenty (20) days after the date of the receipt by the Company of the ROFR Notice, the Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all (but not less than all) of the shares of Stock proposed to be transferred to a ROFR Transferee, pursuant to Section 4(b).

(b)                                 The Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all of the shares of Stock proposed to be transferred to any ROFR Transferee at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and otherwise on substantially the same terms and conditions as the proposed transfer (or, if the proposed transfer to any ROFR Transferee includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering (i) a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and/or (ii) if the proposed transfer to any ROFR Transferee includes any consideration other than cash, any such non-cash consideration to be paid to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder.  If at the end of the 20-day period, the Company has not tendered (or caused to be tendered) the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock proposed to be transferred to any ROFR Transferee (subject to compliance with the other terms of this Agreement) on terms no less favorable to the Management Stockholder than those contained in the ROFR Notice.  Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of sixty (60) days following the expiration of the 20-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

(c)                                  Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier of occurrence of a Change in Control or a Qualified Public Offering.

5.              The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a)                                 Except as otherwise provided herein, and subject to Section 6(b), if the Management Stockholder’s employment with the Company (or, if applicable, any of its subsidiaries or affiliates) terminates as a result of the death or Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, until the later of (x)  365 days following the date of such termination for death or Disability or (y) if the Company has declared an Event has occurred, 30 days following the date on which the Management Stockholder receives notice that an Event no longer exists (the “Put Period”), have the right to:

(i)                                     With respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 5 Repurchase Price”); and

(ii)                                  With respect to any outstanding vested Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the then vested Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the Management Stockholder Entity elects to sell under this Section 5(a)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof.  In addition, and for the avoidance of doubt, upon termination of employment as a result of the death or Disability all unvested Options shall be terminated and cancelled without any payment therefor.

(b)                                 In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to sell such Options in exchange for the payment referred to in Section 5(a)(ii) (as the case may be) and shall indicate the number of shares of Stock to be sold and the number of Options (based on the number of Exercisable Option Shares) to be sold with payment in respect thereof (the “Redemption Notice”).  The completion of the purchases shall take place at the principal office of the Company on no later than the twentieth business day (such date to be determined by the Company) after the giving of the Redemption Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c)                                  Notwithstanding anything in this Section 5 to the contrary, if (i) there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) (or Section 6 below, as the case may be) would result in a default or an event of default on the part of the Company or any affiliate of the Company under any such agreement; (ii) a repurchase would reasonably be expected to be prohibited by the Delaware General Corporation Law (“DGCL”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) or (iii) a repurchase would materially impair the cash flow of the Company, (each such occurrence being an “Event”), the Company shall not be obligated to repurchase for cash any of the Stock or the Options from the applicable Management Stockholder Entities to the extent it would cause any such default, materially impair cash flow or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 5(a) by delivering to the applicable Management Stockholder Entity a note with a principal amount equal to the amount payable under this Section 5 that was not paid in cash, having terms acceptable to the Company’s (and its affiliate’s, as applicable) lenders and permitted under the Company’s (and its affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s U.S. dollar-denominated subordinated public debt securities (including any original issue discount).  Notwithstanding the foregoing and subject to Section 5(d), if an Event exists and is continuing for ninety (90) days after the date of the Redemption Notice, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(d)                                 Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, Section 5 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

6.              The Company’s Option to Purchase Stock and Options of the Management Stockholder Upon Certain Terminations of Employment.

(a)                                 Termination for Cause by the Company and other Call Events.  If (i) the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated by the Company (or, if applicable, its subsidiaries or affiliates) for Cause or (ii) the Management Stockholder Entities effect a transfer of Stock (or Options) that is prohibited under this Agreement (or the Stock Option Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 6(a) Call Event”), then:

(i)                                     With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) Base Price (or other applicable price paid by such Management Stockholder Entities for such Stock) and (y) the Fair Market Value on the Repurchase Calculation Date; and

(ii)                                  With respect to all Options, all outstanding Options, whether vested or unvested, shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(a) Call Event.

(b)                                 Termination without Cause by the Company (other than due to his or her death or Disability),Termination by the Management Stockholder with Good Reason and

Termination for Death or Disability.  If the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or affiliates) without Cause (other than due to his death or Disability), (ii) by the Management Stockholder with Good Reason or (iii) as a result of the death or Disability of the Management Stockholder (each, a “Section 6(b) Call Event”) then:

(i)            With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(ii)           With respect to any outstanding vested Options, the Company may purchase, on one occasion, all or any portion of the exercisable vested Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested Options), which vested Options shall be terminated in exchange for such payment.  In the event the Company elects to repurchase under this Section 6(b)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable vested Options shall be automatically terminated without any payment in respect thereof; and

(iii)          With respect to unvested Options, all outstanding unvested Options shall automatically be terminated without any payment in respect thereof.

(c)                                  Termination by the Management Stockholder without Good Reason.  If the Management Stockholder’s employment with the Company (or, if applicable, its subsidiaries or affiliates) is terminated by the Management Stockholder without Good Reason (a “Section 6(c) Call Event”), then:

(i)            With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to, (i) if the Management Stockholder is not in violation of any of the provisions of Section 23 of this Agreement on the date that the Repurchase Notice is sent, the Fair Market Value on the Repurchase Calculation Date or (ii) if the Management Stockholder is in violation of any of the provisions of Section 23 of this Agreement on the date that the Repurchase Notice is sent, the lesser of (x) Base Price (or other applicable price paid by such Management Stockholder Entities for such Stock) and (y) the Fair Market Value on the Repurchase Calculation Date;

(ii)           With respect to Option Stock, the Company may purchase, on one occasion, all or any portion of the shares of Option Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) Base Price (or other applicable price paid by such Management Stockholder Entities for such Stock) and (y) the Fair Market Value on the Repurchase Calculation Date; and

(iii)          With respect to all Options, all outstanding Options, whether vested or unvested, shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(c) Call Event.

(d)                                 Call Notice.  The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) in which to give notice in writing to the

Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”).  Notwithstanding the foregoing, in the event the Fair Market Value is below $5 on the date of any Call Event, the Call Period shall begin on the date of the Call Event and shall extend until one hundred eighty (180) days from the date the Board next establishes Fair Market Value at or above $5.  The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth business day after the giving of the Repurchase Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 6) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e)                                  Use of Note to Satisfy Call Payment.  Notwithstanding any other provision of this Section 6 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 6, in order to complete the purchase of any Stock or Options pursuant to this Section 6, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 6 that would not cause an Event and (ii) a note having the same terms as that provided in Section 5(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 6 due to the Event.  Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days from the date of the Section 6(b) Call Event, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 6 with the note described in the foregoing sentence; provided that, upon such rescission, such repurchase shall be immediately rescinded and such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(f)                                   Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 6 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

7.              Adjustment of Repurchase Price; Definitions.

(a)                                 Adjustment of Repurchase Price.  In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6 above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b)                                 Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

(i)                                     “Act” shall have the meaning set forth in Section 2(a)(i) hereof.

(ii)                                  “Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(iii)                               “Agreement” shall have the meaning set forth in the introductory paragraph.

(iv)                              “Base Price” shall have the meaning set forth in Section 1(a) hereof.

(v)                                 “Board” shall mean the board of directors of the Company.

(vi)                              “Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events and Section 6(c) Call Events.

(vii)                           “Call Notice” shall have the meaning set forth in Section 6(d) hereof.

(viii)                        “Call Period” shall have the meaning set forth in Section 6(d) hereof.

(ix)                              “Cause” shall have the meaning ascribed to it in any employment, severance or change in control agreement between the Management Stockholder and the Company or any of its Affiliates, or, if there is no such agreement, “Cause” shall mean (a) the Management Stockholder’s continued failure substantially to perform the Management Stockholder’s duties with the Company or any Subsidiary or Affiliate thereof (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to the Management Stockholder of such failure, (b) the Management Stockholder’s conviction of, or plea of nolo contendere to a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (c) the Management Stockholder’s willful malfeasance or willful misconduct in connection with the Management Stockholder’s duties with the Company or any of its Subsidiaries or Affiliates or any willful misrepresentation, willful act or willful omission which is injurious to the financial condition or business reputation of the Company or its Affiliates or (d) the Management Stockholder’s material breach of the provisions of Section 23 of this Agreement.  For purposes hereof, no act, or failure to act, by the Management Stockholder will be deemed “willful” unless done, or omitted to be done, by the Management Stockholder not in good faith and without reasonable belief the Management Stockholder’s act, or failure to act, was in the best interest of the Company.

(x)                                 “Change of Control” means in one or a series of transactions, (i) the sale of all or substantially all of the assets of New Omaha Holdings, L.P. or the Company or First Data Corporation to any Person (or group of Persons acting in concert), other than to (x) investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (together, the “Sponsor”), any other investor in respect of whom the Sponsor has the power to direct such investor’s vote with respect to the Company’s Common Stock or other equity securities (each an “Investor” and together with the Sponsor, the “Sponsor Group”) or their respective Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsor Group or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsor Group or their respective Affiliates; or (ii) a merger, recapitalization or other sale by the Sponsor or its Affiliates (other than through a Public Offering) of Common Stock or other voting securities of the Company that results in more than 50% of the Common Stock or other voting securities of the Company (or any resulting company after a merger) owned, directly or indirectly, by the Sponsor following the Closing Date, no longer being so owned by the Sponsor; and, (iii) in any event of clause (i) or (ii) above, such transaction results in any Person (or group of Persons acting in concert) having the ability to elect more members of the Board than the Sponsor Group;

provided, however, that following an event described in clause (i), a liquidation of, or the declaration of an extraordinary dividend by, the Company or First Data Corporation (or any successor entities) shall also constitute a Change in Control.

(xi)                              “Closing Date” shall mean September 24, 2007.

(xii)                           “Common Stock” shall mean the common stock of the Company.

(xiii)                        “Company” shall have the meaning set forth in the introductory paragraph.

(xiv)                       “Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group, excluding any such non-public information that (i) is required by court or administrative order to be disclosed or (ii) becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 23.

(xv)                          “Controlled by” means with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(xvi)                       “Coordination Committee” shall have the meaning set forth in the Partnership Agreement.

(xvii)                    “Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

(xviii)                 “DGCL” shall have the meaning set forth in Section 5(c) hereof.

(xix)                       “Disability” shall mean “Disability” as such term is defined in any employment agreement between the Management Stockholder and the Company or any of its Subsidiaries, or, if there is no such employment agreement, shall mean “Disability” as defined in the Option Agreement.

(xx)                          “Effective Time” shall have the meaning set forth in the Merger Agreement.

(xxi)                       “Event” shall have the meaning set forth in Section 5(c) hereof.

(xxii)                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

(xxiii)                 “Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that a Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

(xxiv)                “Fair Market Value” shall mean the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board after consultation with an independent valuation expert, determined without regard to any discount for minority interest and transfer restrictions imposed on the Common Stock of the Management Stockholder Entities; provided that, in the event that the Board has not received an independent valuation of the Company in the six months prior to the determination of Fair Market Value, the Management Stockholder shall have the right to demand that the Board receive such independent valuation prior to the determination of Fair Market Value.

(xxv)                   “Good Reason” shall have the meaning ascribed to it any employment agreement between the Management Stockholder and the Company or any of its subsidiaries or Affiliates, or, if there is no such employment agreement, “Good Reason” shall mean (i) a reduction in or demotion of the Management Stockholder’s base salary or the Management Stockholder’s annual incentive compensation opportunity (other than a general reduction in base salary or annual incentive compensation opportunities that affects all members of senior management of the Company and its subsidiaries equally); (ii) a relocation of Management Stockholder’s primary workplace by more than fifty (50) miles from the current workplace; or (iii) a substantial reduction in or demotion of Management Stockholder’s duties, responsibilities or title (other than a change in title that is the result of a broad restructuring of the Company’s titling of officers); in each case other than any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after the Management Stockholder gives the Company notice of such event; provided that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Management Stockholder’s knowledge thereof, unless the Management Stockholder has given the Company written notice thereof prior to such date.

(xxvi)                “Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(xxvii)             “Investors” shall have the meaning set forth in the second “whereas” paragraph.

(xxviii)          “Management Stockholder” shall have the meaning set forth in the introductory paragraph.

(xxix)                “Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

(xxx)                   “Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

(xxxi)                “Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

(xxxii)           “Merger” shall have the meaning set forth in the first “whereas” paragraph.

(xxxiii)        “Merger Agreement” shall have the meaning set forth in the first “whereas” paragraph.

(xxxiv)         “Merger Sub” shall have the meaning set forth in the first “whereas” paragraph.

(xxxv)            “Options” shall have the meaning set forth in the third “whereas” paragraph.

(xxxvi)         “Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 5 or 6 hereof, as applicable.

(xxxvii)      “Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

(xxxviii)   “Option Plan” shall have the meaning set forth in the third “whereas” paragraph.

(xxxix)         “Option Stock” shall have the meaning set forth in Section 2(a) hereof.

(xl)                              “Other Management Stockholders” shall have the meaning set forth in the fourth  “whereas” paragraph.

(xli)                           “Other Management Stockholders Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.

(xlii)                      “Parent” shall have the meaning set forth in the introductory paragraph.

(xliii)                   “Parties” shall have the meaning set forth in the introductory paragraph.

(xliv)                    “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of New Omaha Holdings L.P., as it may be amended, modified, restated or supplemented from time to time.

(xlv)                     “Permitted Transfer” shall have the meaning set forth in Section 3(a).

(xlvi)                    “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(xlvii)               “Piggyback Notice” shall have the meaning set forth in Section 9(b) hereof.

(xlviii)            “Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

(xlix)                  “Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

(l)                                     “Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

(li)                                “Purchased Stock” shall have the meaning set forth in the third “whereas” paragraph.

(lii)                             “Put Period” shall have the meaning set forth in Section 5(a) hereof.

(liii)                          “Qualified Public Offering” means the initial Public Offering (i) for which aggregate cash proceeds to be received by the Company (or any successor thereto) from such offering (or series of offerings) (without deducting underwriter discounts, expenses and commissions) are at least $400,000,000, or (ii) pursuant to which at least 35% of the outstanding shares of Common Stock are sold by the Company (or any successor thereto).

(liv)                         “Redemption Notice” shall have the meaning set forth in Section 5(b) hereof.

(lv)                            “Registration Rights Agreement” shall have the meaning set forth in Section 9(a) hereof.

(lvi)                         “Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the last date of trading of the Stock on which there was a closing price for the Stock immediately preceding the date of repurchase.

(lvii)                      “Repurchase Notice” shall have the meaning set forth in Section 6(e) hereof.

(lviii)                   “Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5 and Section 6, as applicable.

(lix)                         “Request” shall have the meaning set forth in Section 9(b) hereof.

(lx)                            “Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective affiliates.

(lxi)                         “Restricted Stock” shall have the meaning set forth in the third “whereas” paragraph.

(lxii)                      “ROFR Notice” shall have the meaning set forth in Section 4(a) hereof.

(lxiii)                   “ROFR Transferee” shall have the meaning set forth in Section 4(a) hereof.

(lxiv)                    “Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Parent dated as of the date hereof.

(lxv)                       “SEC” shall mean the Securities and Exchange Commission.

(lxvi)                  “Senior Management Stockholder” shall mean any of the Management Stockholders or Other Management Stockholders who has been designated as such on Schedule I hereto or the corresponding schedule of the Other Management Stockholders Agreements, as applicable.

(lxvii)               “Stock” shall have the meaning set forth in Section 2(a) hereof.

(lxviii)            “Stock Option Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.

(lxix)                  “Transfer” shall have the meaning set forth in Section 2(a) hereof.

8.              The Company’s Representations and Warranties and Covenants.

(a)                                 The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)                                 If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof (including requirements of the Coordination Committee of Parent or the Company) without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

(c)                                  The Company will not agree to any amendment of the terms of the credit agreement entered into on the Closing Date, or to any corresponding provision in any successor or equivalent debt agreement, that imposes any limits on the Company’s permission thereunder to repurchase stock, or make payments on any note, in each case under Section 5(c) or 6(e) of this Agreement, that are materially more restrictive than such provision under such credit agreement as in effect on the Closing Date if, at or prior to the time of such agreement, restrictions corresponding and proportionate thereto have not also been imposed thereunder on the payment of cash dividends on the Common Stock.

9.              “Piggyback” Registration Rights.  Effective after the occurrence of an initial Public Offering:

(a)                                 The Parties agree to be bound, with respect to Senior Management Stockholders or to any other Management Stockholders who are provided such rights pursuant to this Section 9, by all of the terms, conditions and obligations of the Registration Rights Agreement (the “Registration Rights Agreement”) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 6, 7, 8 and 12 (but not Section 12(l)) of the Registration Rights Agreement entered into by and among the Company and Investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject, with respect to any such Management Stockholder provided Piggyback Registration Rights, only to any amendments thereto to which such Management Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the initial Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement.  All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)                                 In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify each Senior Management Stockholder or other Management Stockholder to whom the Board, after consultation with the Chief Executive Officer and the Chief Financial Officer of the Company, has decided to extend the Piggyback Registration Rights, in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (A) the number of the shares of Common Stock to be sold, (B) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities (other than Management Stockholders) by the total number of shares held by the holders of Registrable Securities (other than Management Stockholders) selling the shares of Common Stock, (C) the proposed per share purchase price (or an estimate thereof), and (D) the proposed date of sale.  If within fifteen (15) days of the receipt by the Management Stockholder or Management Stockholder, as the case may be, of such Piggyback Notice, the Company receives from the applicable Management Stockholder Entities of the Senior Management Stockholder or Management Stockholder, as the case may be, a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Senior Management Stockholder or Management Stockholder, if any, and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)                                  The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities (other than Management Stockholders) and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities (other than Management Stockholders) or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9) or (iii) the maximum number of shares which the Senior Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Senior Management Stockholder and Other Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d)                                 If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling holders of Registrable Securities, the Senior Management Stockholder and all Other Management Stockholders who are entitled to piggyback or incidental registration rights in respect of Stock and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner); provided that any Holder that is allocated less than 100% of the shares in such Holder’s request, shall be entitled to transfer that number of shares equal to the difference between such Holder’s requested number of shares (up to the maximum provided for under this Section 9) and the number actually transferred by such Holder in the Proposed Registration, following the expiration of any lock-up period.

(e)                                  Upon delivering a Request a Senior Management Stockholder or other Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 9 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Senior Management Stockholder or Management Stockholder, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Senior Management Stockholder’s or Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Senior Management Stockholder’s or Management Stockholder’s behalf with respect to the matters specified therein.

(f)                                   The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9, including reasonable and customary lock-up agreements; provided that Parent and its Affiliates enter into a similar agreement if requested by the managing underwriter.

(g)                                  Notwithstanding Section 12(l) of the Registration Rights Agreement, this Section 9 will terminate on the date on which such Management Stockholder ceases to own any Registrable Securities.

10.       Additional Rights of Management Stockholders.  Notwithstanding anything herein to the contrary, in the event that the Company receives notice of any event giving rise to piggyback registration rights of Senior Management Stockholders in Section 9 hereof, the Board shall promptly (and in event within such period of time to allow the Management Stockholder to exercise such right, if applicable) after being informed of such notice consult with the Chief Executive Officer and the Chief Financial Officer of the Company to determine whether and to what extent any such rights shall be granted to the Management Stockholder and the Other Management Stockholders who are not Senior Management Stockholders.  Any such grant shall be effective upon, and to the extent set forth in, any applicable resolution passed by the Board, and the Company shall give prompt notice to the Management Stockholder and the Other Management Stockholders of the adoption thereof.

11.       Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

12.       Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

13.       Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

14.       Management Stockholder’s Employment by the Company.  Nothing contained in this Agreement (a) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

15.       Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii) or (iv) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.  No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

16.       Amendment.  This Agreement may be amended by the Company at any time with the consent of the majority of the Management Stockholders on the Executive Committee of the Company (which shall be comprised of the Chief Executive Officer and his direct reports), which consent shall not be unreasonably withheld; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

17.       Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

18.       Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)                                 The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)                                 In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place in New York, New York.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)                                  Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 23(a) of this Agreement.

(d)                                 In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

19.       Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that no such assignment shall relieve the Company from its obligations thereunder.

20.       Miscellaneous.

(a)                                 In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

(b)                                 If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

21.       Withholding.  The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

22.       Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)                                 If to the Company, to it at the following address:

First Data Corporation

6200 S. Quebec Street, Suite 360

Greenwood Village, Colorado 80111

Attention:  General Counsel

with copies to:

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York 10019

Attention:  Scott Nuttall

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Alvin Brown, Esq.

Telecopy:  (212) 455-2502

(b)                                 If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

23.       Confidential Information; Covenant Not to Compete; Covenant Not to Solicit.

(a)                                 In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder shall not, directly or indirectly:

(i)                                     at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries or the Investors or any of their respective Affiliates, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process;

(ii)                                  at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two (2) years thereafter, directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly or indirectly competes, at the relevant determination date, with the business of the Company, any Investor or any of their respective Affiliates in any geographic area where the Company or its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services;

(iii)                               at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two years thereafter, directly or indirectly (A) solicit customers or clients of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates to terminate their relationship with the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or otherwise solicit such customers or clients to compete with any business of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or (B) solicit or offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment employed by the Company or any of its Affiliates;

provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any Investor or any of their Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries.  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information.  Notwithstanding the foregoing, for the purposes of Section 23(a)(ii), the Management Stockholder may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its Affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Management Stockholder (I) is not a controlling person of, or a member of a group which controls, such person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)                                 Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)                                  In the event that the Management Stockholder breaches any of the provisions of Section 23(a), in addition to all other remedies that may be available to the Company, the Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of any Options held by such Management Stockholder and, with respect to Stock, the Management

Stockholder shall be required to pay to the Company such amounts, if any, that the Management Stockholder received in excess of the price paid by the Management Stockholder in acquiring such Stock, on a net after-tax basis.

24.       Effectiveness.  Except for Sections 1, 2(a), 2(f), 2(g), 3, 8, 13, 14, 15, 16, 18, 20 and 22 and this Section 24, which shall become effective as of the execution and delivery of this Agreement by the Parties, this Agreement shall become effective upon the Effective Time and prior thereto shall be of no force or effect.  If the Merger Agreement shall be terminated in accordance with its terms prior to the Effective Time, this Agreement shall automatically terminate and be of no force or effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date reflected on the Award Notice.

STATUS AS SENIOR MANAGEMENT STOCKHOLDER

☒ Yes             ☐ No